UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 26, 2017

Prolung, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54600	20-1922768
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

757 East South Temple Suite 150 Salt Lake City, Utah		84102
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:

(801) 204-9623

  N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 26, 2017, Richard McKeown provided Prolung, Inc. (the “Company”) with notice that he is resigning as a director of the Company effective July 1, 2017. The resignation did not arise as a result of a disagreement, known to an executive of officer of the Company, as defined in 17 CFR 240.3b-7, on any matter relating to the Company’s operations, policies or practices.

On June 10, 2017, Clark Campbell resigned as a director of the Company effective immediately. The resignation did not arise as a result of a disagreement, known to an executive of officer of the Company, as defined in 17 CFR 240.3b-7, on any matter relating to the Company’s operations, policies or practices.

On June 2, 2017, the employment with the Company of Aaron Stout, the controller and chief accounting officer of the Company, was terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prolung, Inc.

Dated: June 13, 2017	By:	/s/ Steven C. Eror
Steven C. Eror
Chief Executive Officer